Exhibit 99.1

NEWS RELEASE

Media Contact:	Patricia Kakridas
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	Jenell McKay
Sempra
(877) 736-7727
investor@sempra.com
Sempra Reports First-Quarter 2023
Earnings Results

•Finalizes base rate review at Oncor
•Announces $4 billion increase to Oncor’s five-year capital plan
•Updates Sempra’s five-year capital plan to $40 billion
•Issues full-year 2024 EPS guidance range of $9.10 to $9.80

SAN DIEGO, May 4, 2023 — Sempra (NYSE: SRE) (BMV: SRE) today announced first-quarter 2023 earnings of $969 million, or $3.07 per diluted share, compared to first-quarter 2022 earnings of $612 million, or $1.93 per diluted share. On an adjusted basis, the company’s first-quarter 2023 earnings were $922 million, or $2.92 per diluted share, compared to $924 million, or $2.91 per diluted share, in 2022.
“At Sempra, our strategy is focused on building new energy networks right here in North America that improve energy security and support decarbonization—and we are seeing significant opportunities across all three growth platforms,” said Jeffrey W. Martin, chairman and chief executive officer of Sempra. “Our strategy, together with our commitment to safety, operational excellence and disciplined capital allocation, positions us to deliver another strong year of financial performance.”

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP (generally accepted accounting principles in the United States of America) earnings, reconciled to adjusted earnings, for the first quarter of 2023 and 2022.

(Dollars and shares in millions, except EPS)	Three months ended March 31,
	2023	2022
	(Unaudited)
GAAP Earnings	$969	$612
Impact associated with Aliso Canyon litigation	—	66
Equity losses from a write-off of rate base disallowances resulting from the PUCT's final order in Oncor's comprehensive base rate review	44	—
Impact from foreign currency and inflation on our monetary positions in Mexico	109	75
Net unrealized (gains) losses on derivatives	(217)	51
Net unrealized losses on a contingent interest rate swap related to the Port Arthur LNG Phase 1 project	17	—
Deferred income tax expense associated with the change in our indefinite reinvestment assertion related to the sale of noncontrolling interest to Abu Dhabi Investment Authority	—	120
Adjusted Earnings(1)	$922	$924

Diluted Weighted-Average Common Shares Outstanding	316	317
GAAP EPS	$3.07	$1.93
Adjusted EPS(1)	$2.92	$2.91

1) See Table A for information regarding non-GAAP financial measures and descriptions of adjustments.

Earnings Guidance
Sempra is updating its full-year 2023 GAAP earnings per common share (EPS) guidance range of $8.76 to $9.36, affirming its full-year 2023 adjusted EPS guidance range of $8.60 to $9.20 and announcing its full-year 2024 EPS guidance range of $9.10 to $9.80. The company is also affirming its projected long-term EPS growth rate of 6% to 8%.

Capital Investment Opportunities
Sempra sees robust opportunities for significant capital investments across all three growth platforms over the next five years, with a goal of improving safety, bolstering reliability and supporting the delivery of cleaner sources of energy. To capture these opportunities, the company is announcing a new five-year capital plan of $40 billion for 2023-2027. The referenced capital plan only includes Sempra’s proportionate ownership share of capital expenditures.
“This is an exciting time for our company. Continued strong execution across our three growth platforms, together with significant projected rate base growth, support our positive view of the earnings power of our business going forward,” said Trevor Mihalik, executive vice president and chief financial officer of Sempra. “As we look to the future, our five-year capital plan contemplates the deployment of approximately $40 billion to help ensure safe and reliable operations and support growing demand while advancing the energy transition in the markets we serve.”

Sempra California
San Diego Gas & Electric Co. (SDGE) and Southern California Gas Co. (SoCalGas) continue to invest in safety, reliability and technology innovation that align with the state’s decarbonization goals. Sempra’s 2023-2027 capital plan targets $21.4 billion in investments to better serve customers at its California utilities, improve operational safety and reliability and help drive electrification and decarbonization across multiple sectors of the economy.
Throughout the quarter, SDGE and SoCalGas advanced strategic programs to modernize their energy networks and advance climate resiliency and access to cleaner energy. In March, SDGE achieved a major milestone in its Valley Center transmission line upgrade project, completing the placement of five miles of transmission lines underground and hardening of existing overhead transmission. Earlier in the quarter, SoCalGas unveiled its H2 Innovation Experience, North America’s first renewable hydrogen microgrid and home.
Together with California’s other investor-owned utilities, SDGE recently submitted a proposal to the California Public Utilities Commission (CPUC) to reform how consumers are charged for electricity and transmission and distribution infrastructure. The proposal is designed to advance affordability for low-to-mid income customers and make bills more stable and transparent. This comes in response to a new California state law requiring the CPUC to adopt a fixed-price fee structure to help make electricity more affordable and support broader decarbonization across the state. A proposed decision is expected in early 2024.

Sempra Texas
In April, Oncor Electric Delivery Company LLC (Oncor) received a final order from the Public Utility Commission of Texas (PUCT) in its base rate review proceeding, which preserved Oncor’s equity layer at 42.5% and updated its return on equity to 9.7%. Oncor estimates the PUCT’s final order will result in an average increase of approximately $79 million over the 2021 test year.
Subsequently, Oncor announced its five-year capital plan of $19 billion to support strong demand growth, reliability and resiliency in one of the fastest growing markets in the country.
Oncor continues to advance critical transmission and distribution infrastructure projects to support population growth in Texas and increase reliability for the Electric Reliability Council of Texas (ERCOT) market. At the end of the first quarter of 2023, Oncor had approximately 650 active generation and retail transmission point-of-interconnection (POI) requests in queue, representing a 41% increase as compared to active generation and retail transmission POI requests in queue on March 31, 2022. Additionally, Oncor connected 17,000 new premises to the ERCOT grid in the first quarter and constructed or upgraded 257 miles of distribution and transmission power lines in the first quarter of 2023.
Sempra Infrastructure
During the first quarter, Sempra Infrastructure had strong operational performance across its three integrated business lines — clean power, energy networks and liquefied natural gas (LNG) and net-zero solutions — and delivered strong financial results.
Notably, Sempra Infrastructure Partners reached a positive final investment decision for the development, construction and operation of the Port Arthur LNG Phase 1 project in Jefferson County, Texas. The company also announced a joint venture with an affiliate of ConocoPhillips, which has acquired a 30% non-controlling interest in Phase 1, and an agreement to sell to an affiliate of KKR an indirect, non-controlling interest in Phase 1, subject to regulatory approvals and other customary closing conditions. As such, Sempra Infrastructure Partners is targeting a 25% indirect ownership interest in Phase 1 under this project-level equity partnership. The $13 billion total estimated capital expenditures at the project are being financed with $6.8 billion of non-recourse project-level debt and $6.2 billion of project-level equity.
Progress also continues at Energía Costa Azul LNG Phase 1 where construction at the project logged over six million hours worked with no lost time incidents and remains on track to reach commercial operations by summer of 2025.
Earlier this quarter, the Cameron LNG Phase 2 development project received approval from the Federal Energy Regulatory Commission (FERC) for modifications to its expansion permit. Importantly, the modifications approved by the FERC include utilizing electric drive motors to replace gas turbine drives, which is expected to lower the overall direct onsite emissions of Phase 2 compared to the previously authorized project, as well as allow the tie-in of carbon capture and sequestration equipment into the existing Phase 1 facility to support further reductions in overall plant emissions.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the internet today at 12 p.m. ET with the company’s senior management. Access is available by logging onto the Investors section of the company’s website, sempra.com/investors. The webcast will be available on replay a few hours after its conclusion at sempra.com/investors.

About Sempra
Sempra is a leading North American energy infrastructure company that helps meet the daily energy needs of nearly 40 million consumers. As the owner of one of the largest energy networks on the continent, Sempra is helping to electrify and decarbonize some of the world’s most significant economic markets, including California, Texas, Mexico and the LNG export market. The company is also consistently recognized as a leader in sustainable business practices and for its long-standing commitment to building a high-performance culture focused on safety and operational excellence, leadership and workforce development and diversity and inclusion. Investor’s Business Daily named Sempra the top-ranked utility in the U.S. for environmental, social and governance scores and financial performance. Sempra was also included on the Dow Jones Sustainability North America Index for the 12th consecutive year. More information about Sempra is available at sempra.com and on Twitter @Sempra.

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This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

In this press release, forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to: California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof; decisions, investigations, inquiries, regulations, issuances or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other governmental and regulatory bodies and (ii) the U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries in which we do business; the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of third parties; litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to the energy industry in Mexico; cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third-parties with which we conduct business, including the energy grid or other energy infrastructure, all of which have become more pronounced due to recent geopolitical events; our ability to borrow money on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook or (ii) rising interest rates and inflation; failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments; the impact on affordability of San Diego Gas & Electric Company’s (SDG&E) and Southern California Gas Company’s (SoCalGas) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s

ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of the clean energy transition in California, (iii) with respect to SDG&E’s business, departing retail load resulting from additional customers transferring to Community Choice Aggregation and Direct Access, and (iv) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates; the impact of climate and sustainability policies, laws, rules, regulations, disclosures and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and our ability to incorporate new technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those imposed in connection with the war in Ukraine, any of which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, sec.gov, and on Sempra’s website, sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended March 31,
	2023	2022
	(unaudited)
REVENUES
Utilities:
Natural gas	$4,412	$2,320
Electric	1,027	1,117
Energy-related businesses	1,121	383
Total revenues	6,560	3,820

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(2,683)	(802)
Cost of electric fuel and purchased power	(114)	(205)
Energy-related businesses cost of sales	(193)	(135)
Operation and maintenance	(1,209)	(1,086)
Aliso Canyon litigation and regulatory matters	—	(92)
Depreciation and amortization	(539)	(493)
Franchise fees and other taxes	(192)	(162)
Other income, net	41	38
Interest income	24	25
Interest expense	(366)	(243)
Income before income taxes and equity earnings	1,329	665
Income tax expense	(376)	(334)
Equity earnings	219	326
Net income	1,172	657
Earnings attributable to noncontrolling interests	(192)	(34)
Preferred dividends	(11)	(11)
Earnings attributable to common shares	$969	$612

Basic earnings per common share (EPS):
Earnings	$3.08	$1.93
Weighted-average common shares outstanding	314,919	316,353

Diluted EPS:
Earnings	$3.07	$1.93
Weighted-average common shares outstanding	316,124	317,434

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS TO SEMPRA GAAP EARNINGS (Unaudited)
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests (NCI)) in 2023 and 2022 as follows:

Three months ended March 31, 2023:
▪$(44) million equity losses from investment in Oncor Electric Delivery Holdings Company LLC (Oncor Holdings) related to a write-off of rate base disallowances resulting from the Public Utility Commission of Texas' (PUCT) final order in Oncor Electric Delivery Company LLC's (Oncor) comprehensive base rate review
▪$(109) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$217 million net unrealized gains on commodity derivatives
▪$(17) million net unrealized losses on a contingent interest rate swap related to the initial phase of the Port Arthur LNG liquefaction project (PA LNG Phase 1 project)

Three months ended March 31, 2022:
▪$(66) million impact associated with Aliso Canyon natural gas storage facility litigation at Southern California Gas Company (SoCalGas)
▪$(75) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$(51) million net unrealized losses on commodity derivatives
▪$(120) million deferred income tax expense associated with the change in our indefinite reinvestment assertion as a result of progress in obtaining regulatory approvals necessary to close the sale of 10% NCI in Sempra Infrastructure Partners, LP (SI Partners) to Abu Dhabi Investment Authority (ADIA)

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation effects on our monetary positions in Mexico and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS
(Dollars in millions, except EPS; shares in thousands)
	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings
	Three months ended March 31, 2023				Three months ended March 31, 2022
	(unaudited)
Sempra GAAP Earnings				$969				$612
Excluded items:
Impact associated with Aliso Canyon litigation	$—	$—	$—	—	$92	$(26)	$—	66
Equity losses from a write-off of rate base disallowances resulting from the PUCT's final order in Oncor's comprehensive base rate review	—	—	—	44	—	—	—	—
Impact from foreign currency and inflation on our monetary positions in Mexico	25	135	(51)	109	25	70	(20)	75
Net unrealized (gains) losses on commodity derivatives	(428)	85	126	(217)	88	(20)	(17)	51
Net unrealized losses on a contingent interest rate swap related to the PA LNG Phase 1 project	33	(6)	(10)	17	—	—	—	—
Deferred income tax expense associated with the change in our indefinite reinvestment assertion related to the sale of NCI to ADIA	—	—	—	—	—	120	—	120
Sempra Adjusted Earnings				$922				$924

Diluted EPS:
Weighted-average common shares outstanding, diluted				316,124				317,434
Sempra GAAP EPS				$3.07				$1.93
Sempra Adjusted EPS				$2.92				$2.91
(1)    Except for adjustments that are solely income tax, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates. We record equity losses for our investment in Oncor Holdings net of income tax.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA 2023 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2023 GAAP EPS GUIDANCE RANGE (Unaudited)
Sempra 2023 Adjusted EPS Guidance Range of $8.60 to $9.20 excludes items (after the effects of income taxes and, if applicable, NCI) as follows:

▪$(44) million equity losses from investment in Oncor Holdings related to a write-off of rate base disallowances resulting from the PUCT's final order in Oncor's comprehensive base rate review
▪$(109) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$217 million net unrealized gains on commodity derivatives
▪$(17) million net unrealized losses on a contingent interest rate swap related to the PA LNG Phase 1 project

Sempra 2023 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes significant items that are generally not related to our ongoing business activities and/or infrequent in nature. This non-GAAP financial measure also excludes the impact from foreign currency and inflation effects on our monetary positions in Mexico and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods. Sempra 2023 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2023 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra 2023 Adjusted EPS Guidance Range to Sempra 2023 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2023
Sempra GAAP EPS Guidance Range	$8.76	to	$9.36
Excluded items:
Equity losses from a write-off of rate base disallowances resulting from the PUCT's final order in Oncor's comprehensive base rate review	0.14		0.14
Impact from foreign currency and inflation on our monetary positions in Mexico	0.34		0.34
Net unrealized gains on commodity derivatives	(0.69)		(0.69)
Net unrealized losses on a contingent interest rate swap related to the PA LNG Phase 1 project	0.05		0.05
Sempra Adjusted EPS Guidance Range	$8.60	to	$9.20
Weighted-average common shares outstanding, diluted (millions)			316

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	March 31, 2023	December 31, 2022(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$534	$370
Restricted cash	85	40
Accounts receivable – trade, net	2,581	2,635
Accounts receivable – other, net	498	685
Due from unconsolidated affiliates	74	54
Income taxes receivable	79	113
Inventories	315	403
Prepaid expenses	255	268
Regulatory assets	115	351
Fixed-price contracts and other derivatives	460	803
Greenhouse gas allowances	143	141
Other current assets	65	49
Total current assets	5,204	5,912

Other assets:
Restricted cash	84	52
Regulatory assets	2,935	2,588
Greenhouse gas allowances	907	796
Nuclear decommissioning trusts	864	841
Dedicated assets in support of certain benefit plans	511	505
Deferred income taxes	148	135
Right-of-use assets – operating leases	639	655
Investment in Oncor Holdings	13,735	13,665
Other investments	2,001	2,012
Goodwill	1,602	1,602
Other intangible assets	337	344
Wildfire fund	295	303
Other long-term assets	1,482	1,382
Total other assets	25,540	24,880
Property, plant and equipment, net	49,805	47,782
Total assets	$80,549	$78,574
(1)    Derived from audited financial statements.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Dollars in millions)
	March 31, 2023	December 31, 2022(1)
	(unaudited)
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$3,037	$3,352
Accounts payable – trade	2,122	1,994
Accounts payable – other	283	275
Due to unconsolidated affiliates	41	—
Dividends and interest payable	667	621
Accrued compensation and benefits	344	484
Regulatory liabilities	427	504
Current portion of long-term debt and finance leases	1,220	1,019
Reserve for Aliso Canyon costs	129	129
Greenhouse gas obligations	143	141
Other current liabilities	1,217	1,380
Total current liabilities	9,630	9,899

Long-term debt and finance leases	25,206	24,548

Deferred credits and other liabilities:
Due to unconsolidated affiliates	278	301
Regulatory liabilities	3,408	3,341
Greenhouse gas obligations	650	565
Pension and other postretirement benefit plan obligations, net of plan assets	378	410
Deferred income taxes	4,938	4,591
Asset retirement obligations	3,564	3,546
Deferred credits and other	2,252	2,117
Total deferred credits and other liabilities	15,468	14,871
Equity:
Sempra Energy shareholders’ equity	27,667	27,115
Preferred stock of subsidiary	20	20
Other noncontrolling interests	2,558	2,121
Total equity	30,245	29,256
Total liabilities and equity	$80,549	$78,574
(1)     Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Three months ended March 31,
	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,172	$657
Adjustments to reconcile net income to net cash provided by operating activities	357	705
Net change in working capital components	451	326
Distributions from investments	199	204
Changes in other noncurrent assets and liabilities, net	(199)	(285)
Net cash provided by operating activities	1,980	1,607

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(1,830)	(1,204)
Expenditures for investments	(85)	(85)
Purchases of nuclear decommissioning and other trust assets	(181)	(242)
Proceeds from sales of nuclear decommissioning and other trust assets	199	242
Other	2	(1)
Net cash used in investing activities	(1,895)	(1,290)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(360)	(349)
Issuances of common stock	—	3
Repurchases of common stock	(31)	(226)
Issuances of debt (maturities greater than 90 days)	1,986	4,023
Payments on debt (maturities greater than 90 days) and finance leases	(1,803)	(1,048)
Increase (decrease) in short-term debt, net	168	(720)
Advances from unconsolidated affiliates	14	18
Proceeds from sales of noncontrolling interests	265	13
Distributions to noncontrolling interests	(43)	(53)
Contributions from noncontrolling interests	97	6
Settlement of cross-currency swaps	(99)	—
Other	(43)	(29)
Net cash provided by financing activities	151	1,638

Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	—

Increase in cash, cash equivalents and restricted cash	241	1,955
Cash, cash equivalents and restricted cash, January 1	462	581
Cash, cash equivalents and restricted cash, March 31	$703	$2,536

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES AND INVESTMENTS
(Dollars in millions)
	Three months ended March 31,
	2023	2022
	(unaudited)
Earnings (Losses) Attributable to Common Shares
SDG&E	$258	$234
SoCalGas	360	334
Sempra Texas Utilities	83	162
Sempra Infrastructure	315	95
Parent and other	(47)	(213)
Total	$969	$612

	Three months ended March 31,
	2023	2022
	(unaudited)
Capital Expenditures and Investments
SDG&E	$624	$552
SoCalGas	458	468
Sempra Texas Utilities	85	85
Sempra Infrastructure	744	182
Parent and other	4	2
Total	$1,915	$1,289

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS

	Three months ended March 31,
	2023	2022
	(unaudited)
UTILITIES
SDG&E and SoCalGas
Gas sales (Bcf)(1)	145	116
Transportation (Bcf)(1)	149	144
Total deliveries (Bcf)(1)	294	260

Total gas customer meters (thousands)	7,049	7,013

SDG&E
Electric sales (millions of kWhs)(1)	1,596	2,266
Community Choice Aggregation and Direct Access (millions of kWhs)(2)	2,732	1,898
Total deliveries (millions of kWhs)(1)	4,328	4,164

Total electric customer meters (thousands)	1,507	1,498

Oncor(3)
Total deliveries (millions of kWhs)	34,779	33,711
Total electric customer meters (thousands)	3,912	3,848

Ecogas
Natural gas sales (Bcf)	1	1
Natural gas customer meters (thousands)	152	144

ENERGY-RELATED BUSINESSES
Sempra Infrastructure
Termoeléctrica de Mexicali (TdM) (millions of kWhs)	569	524
Wind and solar (millions of kWhs)(1)	812	732
(1)     Includes intercompany sales.
(2)     Several jurisdictions in SDG&E's territory have implemented Community Choice Aggregation, including the City of San Diego in 2022. Additional jurisdictions are in the process of implementing or considering Community Choice Aggregation.
(3)     Includes 100% of the electric deliveries and customer meters of Oncor, in which we hold an indirect 80.25% interest through our investment in Oncor Holdings.